Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 7, 2011, of Kinder Morgan CO2 Company, L.P. and its consolidated subsidiaries’ interests in oil and gas properties, included in Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:       /s/ J. Carter Henson, Jr., P.E.
J. Carter Henson, Jr., P.E.
Senior Vice President

Houston, Texas
March 3, 2011